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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 of 15 (d)
                       of securities Exchange Act of 1934

Date of Report    (Date of earliest event reported):          January 4, 2001

                          PANORAMIC CARE SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

                                    Delaware

                 (State or other jurisdiction of incorporation)

                                    333-76427

                            (Commission File Number)

                                   84-1165714

                        (IRS Employer Identification No.)

               11432 Tesson Ferry Road, St. Louis, Missouri 63123

               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 314-849-8878



Item 4.  Changes in Registrant's Certifying Accountant.

         On January 4, 2001, the Board of Directors of Panoramic Care Systems, Inc. (the "Company") voted to replace Hein + Associates, LLP with Rubin, Brown, Gornstein & Co., LLP as the Company's independent accountants for the year ending December 31, 2000.

         The reports of Hein + Associates, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In


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connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1998 and December 1999, and in the subsequent interim period, there were no disagreements with Hein + Associates, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Hein + Associates, LLP would have caused them to make reference to the matter in their report.

         During the two most recent fiscal years through the subsequent interim period, there have been no reportable events as defined in Regulation S-K Item 304 (a) (1) (v).

         The Company has provided Hein + Associates, LLP with a copy of the disclosure contained herein and has requested that they provide the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the disclosure. Hein + Associates, LLP has provided such a letter, which is filed as an exhibit to this Current Report on Form 8-K.

         On January 4, 2001, the Company engaged Rubin, Brown, Gornstein & Co., LLP as its principal accountants to audit the financial statements for the year ending December 31, 2000. During fiscal 1998 and 1999 and in the subsequent interim period, the Company has not consulted Rubin, Brown, Gornstein & Co., LLP on items which concerned the application of accounting principles generally, or to a specific transaction or group of transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

Item     7.  Financial Statements and Exhibits

         C.  Exhibits

                   Exhibit 16   Letter re Change in Certifying Accountant dated



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:                              By:
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